    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1999

                                                       REGISTRATION NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SILKNET SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                     02-0478949
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             SILKNET SOFTWARE, INC.
                            50 PHILLIPPE COTE STREET
                         MANCHESTER, NEW HAMPSHIRE 03101
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                           EMPLOYEE STOCK OPTION PLAN
                      1999 STOCK OPTION AND INCENTIVE PLAN
                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                              --------------------

                                  JAMES C. WOOD
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                             SILKNET SOFTWARE, INC.
                            50 PHILLIPPE COTE STREET
                         MANCHESTER, NEW HAMPSHIRE 03101
                     (Name and Address of Agent For Service)

                                 (603) 625-0070
          (Telephone Number, Including Area Code, of Agent For Service)

                         ------------------------------

                                    Copy to:

                               John Hession, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                      Oliver Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

  IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, THIS
   REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLANS DESCRIBED HEREIN.

================================================================================

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================

                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM             MAXIMUM
                                              AMOUNT TO BE     OFFERING PRICE        AGGREGATE              AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED           REGISTERED        PER SHARE         OFFERING PRICE       REGISTRATION FEE(3)
------------------------------------           ----------      --------------     ---------------       -------------------

EMPLOYEE STOCK OPTION PLAN
Common Stock (Par Value $.01 Per Share)          487,775     $ 0.02     (1)       $      9,755.50           $     2.71
                                                 697,924     $ 1.00     (1)       $    697,924.00           $   194.02
                                                 623,763     $ 1.75     (1)       $  1,091,585.25           $   303.46
                                                  72,125     $ 5.50     (1)       $    396,687.50           $   110.28
                                                  12,625     $ 7.32     (1)       $     92,415.00           $    25.69
                                                  30,013     $11.00     (1)       $    330,143.00           $    91.78
                                                     500     $24.81     (1)       $     12,405.00           $     3.45
                                                   4,000     $25.50     (1)       $    102,000.00           $    28.36
                                                   2,500     $29.38     (1)       $     73,450.00           $    20.42
                                                   2,000     $33.00     (1)       $     66,000.00           $    18.35
                                                   3,500     $34.50     (1)       $    120,750.00           $    33.57
                                                   2,000     $34.81     (1)       $     69,620.00           $    19.35
                                                   3,000     $35.56     (1)       $    106,680.00           $    29.66
                                                   4,500     $41.56     (1)       $    187,020.00           $    51.99
                                                     250     $46.38     (1)       $     11,595.00           $     3.22
                                                 445,425     $82.34375  (2)       $ 36,677,964.84           $10,196.47

1999 STOCK OPTION AND INCENTIVE PLAN
Common Stock (Par Value $.01 Per Share)          150,000     $ 9.00     (1)       $  1,350,000.00           $   375.30
                                                  60,000     $11.00     (1)       $    660,000.00           $   183.48
                                                     250     $24.00     (1)       $      6,000.00           $     1.67
                                                   2,000     $25.00     (1)       $     50,000.00           $    13.90
                                                 257,275     $25.50     (1)       $  6,560,512.50           $ 1,823.82
                                                  21,000     $31.50     (1)       $    661,500.00           $   183.90
                                                  11,500     $32.20     (1)       $    370,300.00           $   102.94
                                                   2,000     $33.13     (1)       $     66,260.00           $    18.42
                                                     250     $33.88     (1)       $      8,470.00           $     2.35
                                                  15,500     $34.38     (1)       $    532,890.00           $   148.14
                                                   5,500     $34.63     (1)       $    190,465.00           $    52.95
                                                   3,000     $35.38     (1)       $    106,140.00           $    29.51
                                                   1,000     $35.75     (1)       $     35,750.00           $     9.94
                                                   1,500     $37.31     (1)       $     55,965.00           $    15.56
                                                   5,000     $37.63     (1)       $    188,150.00           $    52.31
                                                   3,500     $38.69     (1)       $    135,415.00           $    37.65
                                                   1,500     $38.94     (1)       $     58,410.00           $    16.24
                                                   1,000     $39.50     (1)       $     39,500.00           $    10.98
                                                  11,250     $40.50     (1)       $    455,625.00           $   126.66
                                                  17,250     $42.13     (1)       $    726,742.50           $   202.03
                                                  15,500     $44.88     (1)       $    695,640.00           $   193.39
                                                   6,500     $45.50     (1)       $    295,750.00           $    82.22
                                                   4,500     $46.13     (1)       $    207,585.00           $    57.71
                                                 186,500     $49.25     (1)       $  9,185,125.00           $ 2,553.46
                                                     500     $85.75     (1)       $     42,875.00           $    11.92
                                                 216,225     $82.34375  (2)       $ 17,804,777.34           $ 4,949.73

1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
Common Stock (Par Value $.01 Per Share)           40,000        $15.00    (1)       $    600,000.00           $   166.80
                                                  10,000        $49.25    (1)       $    492,500.00           $   136.92
                                                 300,000        $82.34375 (2)       $ 24,703,125.00           $ 6,867.47
                                                 -------                            ---------------           ----------
TOTAL:                                         3,741,900                            $106,331,467.40           $29,560.15

------------------------------

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) The price of $82.34375 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on October 29, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used for those shares without a fixed exercise price.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Silknet Software, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed pursuant to the Exchange Act, which contain audited financial statements for the fiscal year ended June 30, 1999.

         (b) Registrant's Current Report on 8-K dated October 5, 1999 filed pursuant to the Exchange Act.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to
                  Section 12(g) of the Exchange Act on March 3, 1999.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and the Company's Certificate of Incorporation and by-laws, as amended, provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's Certificate of Incorporation and by-laws filed as Exhibits 3.01 and 3.02, respectively, to the Company's Registration Statement on Form S-1, as amended (SEC File
No. 333-73295) (the "S-1 Registration Statement") and incorporated herein by reference.

         The Underwriting Agreement by and between the Company and Credit Suisse First Boston Corporation, BancBoston Robertson Stephens, NationBanc Montgomery Securities LLC and First Union Capital Markets Corp., as representatives of the Underwriters named in Schedule A thereto, provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1.01 to the S-1 Registration Statement and incorporated herein by reference.

         In addition, the Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description of Exhibit
----------        ----------------------

4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the S-1 Registration Statement (SEC File 333-73295) and incorporated herein by reference).

4.2               Certificate of Incorporation of the Registrant (filed as
                  Exhibit 3.01 to the S-1 Registration Statement (SEC File 333-73295) and incorporated herein by reference).

4.3 By-Laws, as amended, of the Registrant (filed as Exhibit 3.02 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

4.4 Employee Stock Option Plan (filed as Exhibit 10.01 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

4.5 1999 Stock Option and Incentive Plan (filed as Exhibit 10.02 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

4.6               1999 Non-Employee Director Stock Option Plan (filed as Exhibit
                  10.03 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

23.1              Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-9 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of New Hampshire, on this 1st day of November, 1999.

                                          SILKNET SOFTWARE, INC.

                                          By: /s/ James C. Wood
                                              -------------------------------
                                              James C. Wood
                                              President, Chief Executive Officer
                                              and Chairman of the Board

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Silknet Software, Inc., hereby severally constitute and appoint James C. Wood and Patrick J. Scannell, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Silknet Software, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                  Title(s)                                    Date
         ---------                  --------                                    ----

/s/ James C. Wood                   President, Chief Executive Officer          November 1, 1999
------------------------------      and Chairman of the Board
James C. Wood                       (Principal Executive Officer)

/s/ Patrick J. Scannell, Jr.        Vice President, Chief Financial             November 1, 1999
------------------------------      Officer, Treasurer, and Secretary
Patrick J. Scannell, Jr.            (Principal Financial and Accounting
                                    Officer)

/s/ Stanley Fung                    Director                                    November 1, 1999
------------------------------
Stanley Fung

/s/ Guy Bradley                     Director                                    November 1, 1999
------------------------------
Guy Bradley

/s/ Joo Hock Chua                   Director                                    November 1, 1999
------------------------------
Joo Hock Chua

/s/ Andrew Goldfarb                 Director                                    November 1, 1999
------------------------------
Andrew Goldfarb

/s/ Glen L. Urban                   Director                                    November 1, 1999
------------------------------
Glen L. Urban

                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the S-1 Registration Statement (SEC File 333-73295) and incorporated herein by reference).

4.2               Certificate of Incorporation of the Registrant (filed as
                  Exhibit 3.01 to the S-1 Registration Statement (SEC File 333-73295) and incorporated herein by reference).

4.3 By-Laws, as amended, of the Registrant (filed as Exhibit 3.02 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

4.4 Employee Stock Option Plan (filed as Exhibit 10.01 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

4.5 1999 Stock Option and Incentive Plan (filed as Exhibit 10.02 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

4.6               1999 Non-Employee Director Stock Option Plan (filed as Exhibit
                  10.03 to the S-1 Registration Statement (SEC File No. 333-73295) and incorporated herein by reference).

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

23.1              Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).